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                    AMENDMENT NO.1 TO EMPLOYMENT AGREEMENT

         WHEREAS, R. Link Newcomb ("Executive") and Oakley, Inc., a Washington corporation (the "Company"), have previously entered into that certain employment agreement dated January 31, 1997 (the "Employment Agreement");

         WHEREAS, the Employment Agreement provides for the payment to Executive of a base salary, a minimum target bonus and certain other benefits; and

         WHEREAS, as of the date hereof Executive and the Company have agreed to adjust the amount of Executive's base salary and minimum target bonus for the balance of the term of the Employment Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, Executive and the Company have agreed and do hereby agree to amend the Employment Agreement as follows, effective as of the 1st day of February, 1997:

         1. Base Salary. Section 3(a) of the Employment Agreement is hereby amended in its entirety to read as follows:

              "Base Salary. The Company shall pay Employee an annual base salary no less than at the rate of $300,000 per year, payable in equal biweekly installments or at such other times as Employee and the Company shall agree. Employee's base salary may be increased as determined by the Board of Directors of the Company in its sole discretion."

         2. Performance Bonus. Section 3(b) of the Employment Agreement is hereby amended in its entirety to read as follows:

              "Bonus. Employee shall be eligible to participate in the Company's Performance Bonus Plan. Employee's annual target bonus under the Performance Bonus Plan shall not be less than $200,000."

         3. Except as otherwise provided herein, the remaining terms of the Employment Agreement shall remain in full force and effect.


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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has hereunto signed this Agreement, as of the date first above written.

                                       OAKLEY, INC.


                                       By:
                                          ----------------------------------


                                       Its:
                                           ---------------------------------



                                       -------------------------------------
                                       R. LINK NEWCOMB


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